UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022 (July 27, 2022)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 28, 2022, Nexstar Media Group, Inc. (“Nexstar” or the “Company”) issued a press release announcing that its board of directors (the “Board of Directors”) approved a new share repurchase program authorizing the Company to repurchase up to $1.5 billion of its common stock. The new $1.5 billion share repurchase authorization is in addition to Nexstar’s existing share repurchase program announced in January 2021, of which $415.1 million remained outstanding as of May 9, 2022. Nexstar’s Board of Directors also voted to recommend that stockholders approve an amendment to its corporate charter to declassify the Board of Directors. The proposed charter amendment is subject to stockholder approval at the Company’s next Annual Meeting of Stockholders, which will be held in 2023.

Information regarding the proposed amendment to the Company’s corporate charter to declassify the Company's Board of Directors, including the participants in the solicitation of proxies and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy materials to be filed with the Securities and Exchange Commission (“SEC”). Investors and stockholders should read the proxy statement when it is available because it contains important information. The proxy statement will be mailed to stockholders of record, and stockholders will also be able to access the proxy statement, and any other relevant documents, on the SEC’s website at www.sec.gov once filed.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included under this Item 7.01 and in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On July 28, 2022, Nexstar issued a press release, a copy of which is attached hereto as Exhibit No. 99.1 and incorporated by reference herein, announcing that its Board of Directors has declared a quarterly cash dividend of $0.90 per share on its outstanding common stock. The dividend is payable on August 25, 2022 to stockholders of record on August 11, 2022.

This Current Report on Form 8-K, including Exhibit 99.1 attached hereto, includes forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the Company’s Annual Report for the year ended December 31, 2021 and the Company’s subsequent public filings with the SEC.

This Current Report is for informational purposes only and does not constitute an offer of any securities for sale.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on July 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

Date:	July 28, 2022	By:	/s/ Lee Ann Gliha
		Name:	Lee Ann Gliha

Title:	Chief Financial Officer
(Principal Financial Officer)